         As filed with the Securities and Exchange Commission on October 9, 1996
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                         -------------------------------
                                   Form S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         -------------------------------
                              Candela Corporation
            (Exact Name of Registrant as Specified in its Charter.)

             DELAWARE                                   04-2477008
   (State or Other Jurisdiction                     (I.R.S.  Employer
 of Incorporation or Organization)                Identification Number)

530 Boston Post Road, Wayland, Massachusetts  01778          (508) 358-7400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               GERARD E. PUORRO
                     President and Chief Executive Officer
                              CANDELA CORPORATION
                             530 Boston Post Road
                         Wayland, Massachusetts  01778
                                (508) 358-7400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                --------------
                                   Copy to:

                             GORDON H. HAYES, ESQ.
                        TESTA, HURWITZ & THIBEAULT, LLP
                      High Street Tower, 125 High Street
                         Boston, Massachusetts  02110
                                (617) 248-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest re-investment plans, please check the following box. [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                           Proposed         Proposed
Title of each                                              maximum          maximum            Amount of
class of securities                                        offering price   aggregate          registration
to be registered                Amount to be registered    per share(1)     offering price(1)  fee (2)
-----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value    891,321 shares                    $6.44      $5,740,107.24        $1,979.35
===========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(2) Pursuant to Rule 457(c) under the Securities Exchange Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of Common Stock on the Nasdaq National Market on October 9, 1996.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                              Candela Corporation

                                 891,321 SHARES

                                  COMMON STOCK

                               -----------------

This prospectus relates to the sale of up to 891,321 shares (the "Shares") of the common stock, par value $.01 per share (the "Common Stock"), of Candela Corporation ("Candela" or the "Company") by certain stockholders of the Company (the "Selling Shareholders"). The Selling Shareholders may sell the Shares from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect these transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts or commissions from the Selling Shareholders or from the purchasers of the Shares for whom the broker-dealers may act as an agent or to whom they may sell as principal, or both. See "Selling Shareholders" and "Plan of Distribution."

The Company will not receive any of the proceeds from the sale of the Shares. The Company has agreed to bear all of the expenses in connection with the registration and sale of the Shares (other than selling commissions and the fees and expenses of counsel or other advisors to the Selling Shareholders).

The Common Stock of the Company is quoted on the Nasdaq National Market under the symbol "CLZR". On October 2, 1996, the last reported sale price for the Common Stock on the Nasdaq National Market was $6.94 per share.

                               -----------------

  See "Risk Factors," on page 6, for information that should be considered by prospective investors.

                               -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES COVERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT BE LAWFULLY MADE.

                The date of this Prospectus is October __, 1996

                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.

The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are necessarily summaries of such documents, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement for a more complete description of the matters involved. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended June 29, 1996.

     2. The description of the Company's Common Stock, $.01 par value per share, contained in the Registration Statement on Form 8-A filed under the Exchange Act and declared effective on June 30, 1986, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to

Candela Corporation, Attention: Investor Relations Department, 530 Boston Post Road, Wayland, Massachusetts, 01778, telephone number (508) 358-7400.

                                  THE COMPANY

Candela Corporation (the "Company") is in the business of providing cosmetic and medical/surgical solutions and services through the application of a variety of technologies. The Company designs, manufactures, markets and services lasers for a variety of surgical applications. The Company also licenses medical products for urology and oncology and sells them through its worldwide distribution network and utilizes externally funded resources to support the development of new medical and scientific lasers. The Company also has a separate subsidiary, Candela Skin Care Centers, Inc., which provides services in support of cosmetic laser surgery.

Since its inception in 1970, the Company has designed and marketed custom and scientific lasers, and since 1984 has designed and marketed laser systems for medical applications. In 1987, the Company commercially introduced its urology laser system to treat kidney stones, and in 1988 it commercially introduced a dermatology/plastic surgery laser system to treat vascular skin lesions. The Company has since received United States Food and Drug Administration ("FDA") clearances to market these products for additional applications and has introduced new generations of these laser systems. In 1990, the Company commercially introduced a new dermatology/plastic surgery laser system to treat pigmented lesions of the skin, such as age spots. The Company has since received FDA clearance to market this laser for the removal of multicolored tattoos. In 1994, the Company also received FDA clearance to market an alexandrite laser for the treatment of tattoos, and subsequently received FDA clearance to market this laser for the treatment of Nevus of Ota and pigmented lesions like Nevus of Ota. In 1995, the Company received FDA clearance to market a new dermatology/plastic surgery laser system to treat leg veins. In 1996, the Company introduced the AlexLAZR and received FDA clearance to market this system for treatment of pigmented lesions, such as age and sun spots and freckles. The Company has a number of different lasers under development including pulsed dye lasers and solid state lasers. The Company plans to continue to apply its technical expertise to develop systems for providing new clinical solutions.

The Company continues to build on its strengths in urology, dermatology/plastic surgery and oncology. Accordingly, the Company has entered into strategic alliances that are aimed at acquiring new and complementary products to enhance the Company's position in these markets.

During 1994, the Company's position in the urology market was strengthened with the addition of two FDA cleared cryogenic devices for the treatment of prostatic tissue and liver metastases. The LCS 3000, which has FDA clearance for ablation of prostatic tissue and the treatment of liver metastases, and the LCS 2000, which has FDA clearance for the treatment of liver metastases, both employ the precise application of extreme cold to destroy diseased tissue. In 1993, the Company entered into an agreement with Cryogenic Technology Limited ("Cryotech") that gave the Company the exclusive worldwide (except the United Kingdom) right to distribute these two cryosurgical devices. Cryotech has since been subject to liquidation proceedings in the United Kingdom and, in 1995, Spembly Medical Limited ("Spembly") entered into an agreement to purchase the assets of Cryotech, including the rights to the LCS 3000 and lCS 2000. The Company and Spembly Medical Limited ("Spembly") entered into an agreement to purchase the assets of Cryotech, including the rights to the LCS 3000 and LCS 2000. The Company and Spembly have entered into an agreement in principal under which Spembly will manufacture a line of cryosurgical devices essentially similar to the former Cryotech LCS 3000 and LCS 2000 which the Company will market. In 1996, a new device, the CS5, was introduced. Under the agreement, the Company will have exclusive rights to distribute these devices in certain geographical areas.

In the dermatology/plastic surgery market, the Company has pursued opportunities to build on its strengths in worldwide distribution as well as acquire new technology. In 1993, the Company, through its wholly-owned Japanese subsidiary, Candela KK, entered into an agreement with Laser Industries, Ltd. that gives Candela KK the exclusive right to distribute Laser Industries, Nd:Yag and C2 surgical lasers, surgical ultrasound aspirators and all related accessories for these products in Japan. Marketed under the Sharplan tradename, this agreement leverages the Company's distribution strength in Japan. Also, in 1994, the Company entered into an agreement to acquire certain assets from Derma-Lase, Ltd. The assets acquired are principally the rights to market FDA cleared products which enable the Company to market a broad line of lasers to treat tattoos and pigmented lesions. These agreements leverage the Company's strengths in worldwide distribution and service as well as its strong position in the dermatology/plastic surgery market.

The Company markets and services its products in the United States through both a direct sales force and independent distributors. Internationally, the Company markets and services its products through regionally managed independent distributors, except in Japan, where Candela KK, in combination with a network of independent distributors, markets and services the products.

In August 1995, the Company incorporated a wholly-owned subsidiary, Candela
Skin Care Centers, Inc. (CSCC). CSCC is at the forefront of creating a new service industry which integrates laser cosmetic procedures with spa, salon, health and fitness services. The genesis of the business stems from the proven success and growth of the day spa industry, coupled with the ever increasing demand for and acceptance of laser cosmetic procedures. CSCC integrates all these services under one facility and addresses the health, beauty and wellness needs of its clients. CSCC specializes in supporting laser cosmetic procedures for treatment of wrinkles, leg veins, scars, age and sun spots, facial spider veins and tattoos. All laser procedures are performed by board certified dermatologists and plastic surgeons. The spa services include massage, shiatsu, facials, hair styling, hair coloring, permanents, nail treatments, use of cardiovascular and fitness equipment, exercise classes and personal training. In addition to the services that CSCC provides, each facility can also generate revenue from the sale of gift certificates and retail items such as skin care products, robes, T-shirts, etc.

In October 1995, CSCC opened its first cosmetic laser facility, occupying 2,690 square feet in a professional office building located in Framingham, MA. The center was established principally to test the various management systems and procedures and to formalize them for replication at subsequent Candela Skin Care Centers. Additional locations are scheduled to open in 1997. These sites will be the first of CSCC's comprehensive facilities, and will offer all of the above stated services. In Boston, CSCC acquired an existing spa (Le Pli) and plans to elaborate on the facility by extending an additional 2,500 square feet of space to house the laser clinic. In other anticipated locations, CSCC plans to build out the entire Candela Skin Care Center facility from the bottom up or enter into joint ventures with others who already have such locations.

The Company was incorporated in Delaware in August 1984 under the name Candela Laser Corporation and changed its name to Candela Corporation in November 1995. The Company's principal executive offices are located at 530 Boston Post Road, Wayland, Massachusetts 01778, and its telephone number is (508) 358-7400.

                                 RISK FACTORS


In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before acquiring the Shares offered hereby. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and in the Company's filings with the Commission.

Variability of Quarterly Operating Results.

The Company's quarterly operating results may vary significantly from quarter to quarter, depending upon factors such as the timing of product sales, the timing of expenditures in anticipation of future product orders, the introduction and market acceptance of new products, effectiveness in managing manufacturing processes, changes in cost and availability of labor and product components, order cancellations, the budgetary cycles of its customers, and the timing of regulatory approvals. The Company's ability to accurately forecast future revenues and income for any period is necessarily limited, and any forward-looking information provided from time to time by the Company represents only management's then-best current estimate of future results or trends, and actual results may differ materially from those contained in the Company's estimates.

Potential Volatility of Stock Price.

There has been significant volatility in the market price of securities of companies in the medical device industry. Factors such as announcements of new products by the Company or its competitors, quarterly fluctuations in the financial results of the Company or its competitors, shortfalls in the Company's actual financial results compared to results previously forecasted by stock market analysts, conditions in the medical device industry and the financial markets and the economy generally could cause the market price of the Company's securities to fluctuate substantially and may adversely affect the price of the Company's securities.

Risks Associated with International Operations.

A significant portion of the Company's revenues are attributable to international operations and revenues from international operations are likely to continue to be significant in future periods. The Company's international business and financial performance may be adversely affected by a number of factors, including without limitation fluctuations in exchange rates, tariffs and other trade barriers, adverse tax regulation, and adverse political and economic conditions. Adverse effects on the Company's international operations may have materially adverse effects on the Company's overall financial condition and operating results.

Governmental Regulation.

Medical devices are subject to United States Food and Drug Administration ("FDA") approval before they can be utilized for clinical studies or sold commercially. In addition, the Company's activities in connection with its CSCC business may subject the Company to additional regulation under state and federal laws. The process for obtaining the necessary approvals and compliance with applicable regulations can be costly and time consuming. Many foreign countries in which the Company markets or may market its products have similar regulatory bodies and restrictions. There is no assurance the Company will be able to obtain any such government approvals or successfully comply with any such regulations in a timely and cost-effective manner, if at all, and failure to do so may have an adverse effect on the Company's financial condition and results of operations.

Risks Associated with Product Liability.

The administration of medical and cosmetic treatments using laser products is subject to various risks of physical injury to the patient which may result in product liability or other claims against the Company. The costs and resources involved in defending or settling any such claims, or the payment of any award in connection therewith, may adversely affect the Company's financial condition and operating results. The Company maintains product liability insurance, but there is no assurance that its policy will provide sufficient coverage for any claim or claims that may arise, or that the Company will be able to maintain such insurance coverage on favorable economic terms.

Rapid Technological Change; Competition.

The medical laser industry is subject to rapid and substantial technological development and product innovations. The Company, to be successful, must be responsive to new developments in laser technology and applications of existing technology, and the Company's financial condition and operating results may be adversely affected by the failure of new or existing products to compete favorably in response to such technological developments. In addition, the Company competes against numerous other companies offering products similar to the Company's and/or alternative products and technologies, some of which have greater financial, marketing and technical resources than the Company. There can be no assurance the Company will be able to compete successfully.

Reliance on Attracting and Retaining Key Employees.

The Company's success will depend in large part on its ability to attract and retain highly-qualified scientific, technical, managerial, sales and marketing, management and other personnel. Competition for such personnel is intense and any decline in the Company's ability to attract and retain such personnel may have adverse effects on its financial condition and operating results.

                                USE OF PROCEEDS

The proceeds from the sale of each Selling Shareholder's Shares will belong to the Selling Shareholders. The Company will not receive any of the proceeds from such sales of the Shares.



                              SELLING SHAREHOLDERS

The Shares are to be offered by and for the respective accounts of the Selling Shareholders. The number of Shares which each Selling Shareholder may offer is as follows:

                                                   Shares        Shares offered
                                                    owned       pursuant to this
Selling Shareholders                            before offering     Prospectus
--------------------------------------------------------------------------------
Francis X. Acunzo/(1)/                              30,159            30,159
Colleen Acunzo/(1)/                                 30,158            30,158
Singatronics Asset Holdings Private Limited        831,004           831,004
                                              ----------------------------------
       Total                                       891,321           891,321
                                              ----------------------------------

-----------------------
(1) Includes 3,016 Shares which are held in escrow to be distributed to the Shareholders upon satisfaction of certain contingencies.

None of the Selling Shareholders has had any material relationship with the Company or any of its affiliates within the past three years except as described below.

Francis X. Acunzo and Colleen M. Acunzo acquired their shares in connection with the sale of all the outstanding stock of Spa Management, Inc. ("Spa") to the Company pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated June 27, 1996. Francis X. Acunzo was President, Clerk and a Director and Colleen M. Acunzo was Treasurer and a Director of Spa until they resigned such positions on June 27, 1996. On June 27, 1996, Mr. Acunzo was hired to be the Chief Operating Officer of Candela Skin Care Centers, Inc., a wholly-owned subsidiary of the Company. In the Stock Purchase Agreement, the Company agreed to bear all expenses up to $30,000 in connection with the registration and sale of the Shares (other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the Selling Shareholders). See "Plan of Distribution."

Singatronics Asset Holdings Private Limited ("Singatronics") acquired its shares in connection with an equity investment in the Company pursuant to a Stock Purchase Agreement (the "Singatronics Stock Purchase Agreement") dated
November 17, 1988.   In the Singatronics Stock Purchase Agreement, the Company
agreed to bear all expenses in connection with the registration and sale of the shares purchased pursuant to the Singatronics Stock Purchase Agreement (other than underwriting discounts and selling commissions and the fees and expenses of counsel and certain advisors relating to such sale). See "Plan of Distribution."

Each Selling Shareholder represented in their respective Stock Purchase Agreements that he or she was purchasing the Shares from the Company without any present intention of effecting a distribution of those Shares. In recognition of the fact, however, that investors may want to be able to sell their shares when they consider appropriate, the Company has filed with the Commission a registration statement on Form S-3 (of which this Prospectus is a part) with respect to the sale of the Shares by the Selling Shareholders from time to time on the Nasdaq National Market. The Company will prepare and file such amendments and supplements to the registration statement as may be necessary to keep it effective until the earlier of the sale of all Shares pursuant to the registration statement or until October 9, 1997.

                              PLAN OF DISTRIBUTION

The Shares offered hereby may be sold from time to time by the Selling Shareholders for their own accounts. The Company will receive none of the proceeds from this offering. The Selling Shareholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the Shares.

The distribution of the Shares by the Selling Shareholders is not subject to any underwriting agreement. The Shares covered by this Prospectus may be sold by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. The Shares offered by the Selling Shareholders may be sold from time to time at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. In addition, the Selling Shareholders may sell their Shares covered by this Prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers, or through broker-dealers acting as principals, who may then resell the Shares, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the Selling Shareholders and/or purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker dealers that participate with the Selling Shareholders in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act, in connection with such sales.

Any shares covered by the Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

Boston EquiServe, 150 Royall Street, Canton, Massachusetts 02021, is the transfer agent for the Company's Common Stock.


                                 LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for the Company and the Selling Shareholders by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                    EXPERTS

The audited financial statements and schedules of Candela Corporation incorporated by reference in this Prospectus and elsewhere in this registration statement have been audited by Coopers & Lybrand L.L.P., independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

================================================================================

  No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, any Selling Shareholder or any other person. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, except as otherwise contemplated by the rules and regulations of the Securities and Exchange Commission, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.


                                   --------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information                                                          2
Incorporation of Certain Information by Reference                              2
The Company                                                                    4
Risk Factors                                                                   6
Use of Proceeds                                                                8
Selling Shareholders                                                           8
Plan of Distribution                                                           9
Legal Matters                                                                  9
Experts                                                                       10

================================================================================



================================================================================

                                891,321 SHARES



                                    Candela
                                  Corporation


                                 COMMON STOCK


                                   --------

                                  PROSPECTUS

                                   --------


                               October   , 1996
                                       --
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

Estimated expenses (other than underwriting discounts and commissions) payable in connection with the sale of the Common Stock offered hereby are as follows:

     SEC Registration fee                                 $ 1,980.00
     Nasdaq filing fee                                      1,210.00
     Legal fees and expenses                                6,000.00
     Accounting fees and expenses                           5,000.00
     Blue Sky fees and expenses (including legal fees)        500.00
                                                          ----------
     Total                                                $14,690.00
                                                          ==========

     The Company will bear all expenses shown above.

Item 15.  Indemnification of Directors and Officers.

     (a) Section 145 of the Delaware General Corporation Law, as amended, gives Delaware corporations the power to indemnify each of their present and former officers or directors under certain circumstances, if such person acted in good faith and in a manner which he reasonably believes to be in, or not opposed to, the best interests of the corporation.

     (b) The Company's By-Laws provide for indemnification in accordance with Delaware law.

     (c) The registrant has an insurance policy that insures the registrant's directors and officers against certain liabilities which may be incurred in connection with the performance of their duties.

Item 16.   Exhibits and Financial Statement Schedules.

           Exhibits:

                   5.1  Opinion of Testa, Hurwitz & Thibeault, LLP.

                  23.1  Consent of Coopers & Lybrand L.L.P.

                  23.2  Consent of Testa, Hurwitz & Thibeault, LLP (included in
                        Exhibit 5.1)

                  24.1 Power of Attorney (included in Part II of this Registration Statement)

Item 17.   Undertakings.

The undersigned Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement.


    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and other offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wayland, Commonwealth of Massachusetts, on the 9th day of October, 1996.

                                  CANDELA CORPORATION

Date:                             By: /s/  Gerard E. Puorro
                                     ---------------------------
                                     Gerard E. Puorro
                                     President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Candela Corporation, hereby severally constitute and appoint Gerard E. Puorro and Gordon H. Hayes, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and generally do all things in our names and on our behalf in such capacities to enable Candela Corporation to comply with the provisions of the Securities Act of 1933, as amended and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Title(s)                          Date:
---------                      --------                          -----

/s/ Gerard E. Puorro           President, Chief Executive        October 9, 1996
---------------------------    Officer, Acting CFO and
Gerard E. Puorro               Director
                               (Principal Executive Officer)

/s/ Kenneth D. Roberts         Chairman of the Board             October 9, 1996
---------------------------    of Directors
Kenneth D. Roberts

/s/ Richard J. Cleveland       Director                          October 9, 1996
---------------------------
Richard J. Cleveland

/s/ Robert E. Dornbush         Director                          October 9, 1996
---------------------------
Robert E. Dornbush

/s/ Theodore G. Johnson        Director                          October 9, 1996
---------------------------
Theodore G. Johnson

/s/ Douglas W. Scott           Director                          October 9, 1996
---------------------------
Douglas W. Scott

                                 EXHIBIT INDEX

        Exhibit No.          Description of Exhibit
--------------------------  ----------------------------------------------------
            5.1              Opinion of Testa, Hurwitz & Thibeault.
           23.1              Consent of Coopers & Lybrand L.L.P.
           23.2              Consent of Testa, Hurwitz & Thibeault (included in
                             Exhibit 5.1)
           24.1              Power of Attorney (contained in Part II of this
                             Registration Statement)